                               SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


/x/ Filed by the Registrant

/ / Filed by a Party other than the Registrant

Check the appropriate box:

/ / Preliminary Proxy Statement

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               SCHERER HEALTHCARE, INC.
                     (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                               SCHERER HEALTHCARE, INC.











                               NOTICE OF ANNUAL MEETING


                                         AND


                                   PROXY STATEMENT

                               SCHERER HEALTHCARE, INC.
                           2859 PACES FERRY ROAD, SUITE 300
                                ATLANTA, GEORGIA 30339


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD AUGUST 22, 1996



    NOTICE HEREBY IS GIVEN that the 1996 Annual Meeting of Stockholders of Scherer Healthcare, Inc. (the "Company") will be held in the second floor Boardroom, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Thursday, August 22, 1996, at 9:30 a.m., local time, for the purposes of considering and voting upon:

    1. A proposal to elect four directors to serve until the 1997 Annual Meeting of Stockholders.

    2. Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

    Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on July 15, 1996, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                  By Order of the Board of Directors.


                                  /s/ ROBERT P. SCHERER, JR.

                                  ROBERT P. SCHERER, JR.
                                  CHAIRMAN OF THE BOARD
                                  AND CHIEF EXECUTIVE OFFICER



Atlanta, Georgia
July 23, 1996



PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON IF YOU SO DESIRE.

                               SCHERER HEALTHCARE, INC.
                           2859 PACES FERRY ROAD, SUITE 300
                                ATLANTA, GEORGIA 30339

                                   PROXY STATEMENT
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD AUGUST 22, 1996


    This Proxy Statement is furnished to the stockholders of Scherer Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1996 Annual Meeting of Stockholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held in the second floor Boardroom, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Thursday, August 22, 1996, at 9:30 a.m., local time.

    The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is July 23, 1996.


                                        VOTING

GENERAL

    The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is July 15, 1996. On the record date, 4,291,716 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

    The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, all votes "for" and instructions to withhold authority to vote will be used.

    In voting with regard to the proposal to elect directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve the proposal to elect directors is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, votes that are withheld will not be counted and will have no effect.

    Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

    As of July 15, 1996 (the record date for the Annual Meeting), the current directors and executive officers of the Company owned or controlled approximately 2,592,168 shares of Common Stock of the Company eligible to be voted at the meeting, constituting approximately 60% of the outstanding Common Stock. The Company believes that the holders of more than a majority of the Common Stock outstanding on the record date will vote all of their shares of Common Stock in favor of the election of the director nominees and, therefore, that the presence of a quorum and the election of the director nominees is reasonably assured.

PROXIES

    Stockholders should specify their choices with regard to the election of the director nominees on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, at 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339, by executing and delivering to the Secretary of the Company a proxy card bearing a later date or by voting in person at the Annual Meeting; provided, however, that under the rules of the Exchanges, any beneficial owner of the Company's Common Stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchanges.

    In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1996, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table herein and (iv) all current directors and executive officers of the Company as a group, based in each case on information furnished to the Company by such persons or entities. The Company believes that each of the named individuals and group has sole voting and investment power with regard to the shares shown except as otherwise noted.

                                              SHARES                   PERCENT
       BENEFICIAL                           BENEFICIALLY                 OF
         OWNER                               OWNED (1)                  CLASS
       ----------                           ------------               -------

Robert P. Scherer, Jr. . . . . . . . . .      2,607,968 (2)             60.5%
CHAIRMAN OF THE BOARD,
  CHIEF EXECUTIVE OFFICER
  AND PRINCIPAL STOCKHOLDER

RPS Investments, Ltd.. . . . . . . . . .      2,207,106                 51.4%
PRINCIPAL STOCKHOLDER

RPS Investments, Inc.. . . . . . . . . .      2,250,956 (2)(3)          52.5%
PRINCIPAL STOCKHOLDER

Robert P. Scherer III. . . . . . . . . .      2,349,370 (4)             54.8%
PRINCIPAL STOCKHOLDER

SunTrust Bank. . . . . . . . . . . . . .        340,212 (5)              7.9%
PRINCIPAL STOCKHOLDER

William J. Thompson. . . . . . . . . . .         55,000 (6)              1.3%
DIRECTOR AND PRESIDENT

Kenneth H. Robertson . . . . . . . . . .          1,000                  *
DIRECTOR

Stephen A. Lukas, Sr.. . . . . . . . . .             -                   -
DIRECTOR

Robert W. Naismith, Ph.D.
FORMER VICE PRESIDENT. . . . . . . . . .        165,000                  3.8%

All current directors and executive
  officers as a group (6 persons). . . .      2,663,968 (7)             61.1%

- ---------------

*   Less than one percent.

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations and, as a result, certain outstanding shares are deemed to be beneficially owned by more than one person.

(2) The shares shown as owned by Mr. Scherer, Jr. include 43,850 shares owned by RPS Investments, Inc. and 2,207,106 shares owned by RPS Investments, Ltd. RPS Investments, Inc. is the general partner of RPS Investments, Ltd. As Chairman of RPS Investments, Inc.,
    Mr. Scherer, Jr. is deemed to be the beneficial owner of the shares. The shares shown as owned by Mr. Scherer, Jr. also include 340,212 shares that Mr. Scherer, Jr. holds as co-trustee with SunTrust Bank of a residuary trust for the benefit of his family. See Note (5) below. Voting and investment power is shared with regard to such shares. The shares shown as owned by Mr. Scherer, Jr. also include 16,800 shares that Mr. Scherer, Jr. may acquire upon exercise of outstanding stock options. The address of Mr. Scherer, Jr., RPS Investments, Ltd. and RPS Investments, Inc. is 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339.

(3) The shares shown include 2,207,106 shares owned by RPS Investments, Ltd. As the general partner of RPS Investments, Ltd., RPS Investments, Inc. is deemed to be the beneficial owner of those shares.

(4) The shares shown include 43,850 shares owned by RPS Investments, Inc. and 2,207,106 shares owned by RPS Investments, Ltd. See Notes (2) and (3) above. Mr. Scherer III is deemed to beneficially own such shares by virtue
    of his position as a director of RPS Investments, Inc.   Mr. Scherer III's
    address is 217 Goldenrod Avenue, Corona del Mar, California 92625.

(5) The shares shown are held as co-trustee of a residuary trust for the benefit of Mr. Scherer, Jr.'s family, and voting and investment power is shared with Mr. Scherer, Jr., co-trustee of the residuary trust. See Note (2) above. SunTrust Bank's address is 25 Park Place, N.E., Atlanta, Georgia 30303.

(6) Mr. Thompson may acquire the shares shown upon exercise of outstanding stock options.

(7) The shares shown include 2,591,168 shares with respect to which voting or investment power is shared and 71,800 shares that may be acquired upon exercise of outstanding stock options, as described in the Notes above.

                          PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

    The Board of Directors has set the authorized number of directors of the Company at four and nominated Stephen A. Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr. and William J. Thompson for re-election as directors at the 1996 Annual Meeting. Each of the nominees is currently a director of the Company. If re-elected as directors at the Annual Meeting, each of such persons would serve until the 1997 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

    Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RE-ELECT STEPHEN A. LUKAS, SR., KENNETH H. ROBERTSON, ROBERT P. SCHERER, JR. AND WILLIAM J. THOMPSON AS DIRECTORS UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

    Set forth below is certain information as of March 31, 1996, regarding the four nominees for Director, including their ages and principal occupations (which have continued for at least the past five years unless otherwise noted).

Stephen A. Lukas, Sr.   Mr. Lukas, 70, has been President, Chief Executive
                        Officer, and a Director of Goldcaps, Inc., a subsidiary of IVAX Corporation since 1992. Goldcaps, Inc. is engaged in the production and marketing of soft gelatin capsules. Mr. Lukas also serves as Vice President, Business Development of IVAX Corporation and is a Director of Galena A.S., a pharmaceutical manufacturing company located in the Czeck Republic. Since 1974, Mr.
                        Lukas has been President and Director of Vienna Woods
                        Limited, a family holding company located in Ontario, Canada. He was President and a Director of Capsule
                        Technology, a soft gelatin capsule manufacturing and distribution company, from its formation in 1981 until his retirement in 1991. Mr. Lukas has been a Director of the Company since 1989. He also is a Director of Marquest Medical Products, Inc., a 51% owned subsidiary of the Company.

Kenneth H. Robertson    Mr. Robertson, 61, has been Chairman of Conference-Call
                        USA, Inc. and Vice President of Business Development of
                        DIAL Services, Ltd. since 1988. These companies derive their revenue from conference call services, video conferencing, voice messaging and reselling international long distance. Since 1984, Mr. Robertson has been Managing Partner of Print Marketing Concepts which publishes and prints T.V. guides for newspapers.
                        In addition, Mr. Robertson has been the principal owner and developer of a self-storage warehouse and business incubator operation in Chicago since 1977. He has been a Director of the Company since 1980 and served as Vice
                        President of the Company in 1980 and as President from July 1981 until June 1983. He also is a Director of
                        Marquest Medical Products, Inc.

Robert P. Scherer, Jr.  Mr. Scherer, Jr., 63, has been Chairman of the Board of
                        Directors and Chief Executive Officer of the Company since February 1995. Mr. Scherer, Jr. has been a Director of the Company since 1977. He has been Chairman of the Board and Chief Executive Officer of RPS Investments, Inc., the general partner of Scherer Scientific, Ltd., since its formation in July 1986 and of RPS Investments, Inc. since its formation in January 1980. He has been Chairman of the Board of Directors and Chief Executive Officer of Marquest Medical Products, Inc. since February 1995. Mr. Scherer, Jr. was a Director of IRT Corporation, which filed a petition for bankruptcy under the federal bankruptcy laws in 1993.

William J. Thompson     Mr. Thompson, 62, has been a Director and the President
                        and Chief Operating Officer of the Company since 1984.
                        Mr. Thompson has been a Director of Marquest Medical
                        Products, Inc. since 1993 and its President and Chief
                        Operating Officer since February 1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

    The Executive Committee, during intervals between meetings of the Board, may exercise the powers of the Board of Directors except with regard to a limited number of matters which include amending the Certificate of Incorporation or Bylaws of the Company, declaring a dividend or authorizing the issuance of capital stock of the Company, adopting an agreement of merger or consolidation on behalf of the Company, and recommending to the stockholders of the Company a sale of substantially all of the assets of the Company or the dissolution of the Company. All actions of the Executive Committee are submitted for review and ratification by the full Board. Currently, the Board of Directors has not established an Executive Committee.

    The Compensation Committee is responsible for determining the compensation of the Directors, officers and employees of the Company and for administering the Company's employee benefit plans. See "Executive Compensation - Stock Option Plans" herein. The Compensation Committee is composed of Messrs. Lukas and Robertson.

    The Audit Committee is responsible for reviewing the adequacy of the Company's system of internal financial controls, recommending to the Board of Directors the appointment of the independent auditor and evaluating the proposed scope of the independent auditor's audit, evaluating the independent auditor's performance and fee arrangement, conducting a post-audit review of the Company's financial statements and audit findings in advance of publication, and reviewing in advance proposed changes in the Company's accounting methods. The Audit Committee is comprised of Messrs. Lukas and Robertson.

    The Nominating Committee identifies individuals as nominees for election as Directors and officers of the Company. The full Board of Directors currently serves as the Nominating Committee.

    During the fiscal year ended March 31, 1996, the Board of Directors met three times, the Compensation Committee and the Audit Committee did not meet. Each of the current Directors of the Company attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served except that Mr. Lukas attended 33% of such meetings.

DIRECTOR COMPENSATION

    Directors who are not employees of the Company are paid $500 for each Board of Directors or committee meeting actually attended, and all directors are reimbursed for reasonable expenses incurred in attending meetings.

                                EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended March 31, 1996, to the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation for fiscal 1996 exceeded $100,000 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                   ANNUAL COMPENSATION                     COMPENSATION
                                        ------------------------------------------        ------------
                                                                            OTHER          SECURITIES
                                                                           ANNUAL          UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY     BONUS         COMPENSATION       OPTIONS(#)     COMPENSATION
- ---------------------------         ----       ------     -----         ------------       ----------     ------------
Robert P. Scherer, Jr. (1)         1996       $     -   $     -           $    -                  -          $     -
  CHAIRMAN OF THE BOARD,           1995             -         -                -               20,000 (2)          -
  CHIEF EXECUTIVE OFFICER          1994             -         -                -                  -                -
  AND A DIRECTOR

William J. Thompson                1996      $180,000   $     -           $    -                  -            $ 6,500 (3)
  PRESIDENT AND A DIRECTOR         1995       180,000         -                -               25,000            9,100 (3)
                                   1994       170,000    60,000                -                  -             13,800 (3)

Robert W. Naismith, Ph.D.          1996       $59,100   $     -           $    -                  -           $145,900 (4)
  FORMER VICE PRESIDENT            1995       160,000         -                -               35,000 (5)       15,200 (4)
                                   1994       153,000   30,0000                -                 -              16,800 (4)
- ----------------


(1) The Board of Directors elected Mr. Scherer, Jr. as Chairman of the Board of Directors and Chief Executive Officer in February 1995. Mr. Scherer, Jr. did not receive salary or bonus compensation from the Company during the fiscal years reported. However, during the 1996, 1995 and 1994 fiscal years, Mr. Scherer, Jr. was compensated by Scherer Scientific, Ltd.
    Scherer Scientific, Ltd. charged the Company $150,000, $688,000 and $613,000 during fiscal 1996, 1995 and 1994 , respectively, for administrative, accounting, professional, and corporate facilities costs. Scherer Scientific is an affiliate of, and is under common control with, RPS Investments, Inc., which is the beneficial owner of 52.5% of the Company's Common Stock. See "Certain Transactions."

(2) The Company and Mr. Scherer, Jr. canceled these options by mutual agreement as of July 1, 1995.

(3) The amounts shown as paid or accrued in fiscal 1996, 1995 and 1994 represent the Company's contributions to Mr. Thompson's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan.

(4) Dr. Naismith served as a Vice President of the Company until August 1995. The amount shown as paid in fiscal 1996 includes an aggregate of $142,000 in compensation paid by Biofor, Inc., a subsidiary of the Company, to Dr. Naismith pursuant to a Separation Agreement and General Release between Biofor, Inc. and Dr. Naismith. The amounts shown as paid or accrued in each of fiscal 1995 and 1994 includes $6,100 in life insurance premiums paid by the Company on policies owned by Dr. Naismith. The amounts shown as paid in fiscal 1996, 1995 and 1994 include $3,900, $9,100 and $10,700, respectively, in contributions by the Company to Dr. Naismith's account in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan.

(5) These options expired on November 7, 1995 without being exercised.

    The Company's executive officers also participate in the Company's Incentive Stock Option Plans. See "Stock Option Plans" below.

STOCK OPTION PLANS

    The Company maintains the Scherer Healthcare, Inc. 1987 Stock Option Plan, 1987 Long-Term Incentive Plan, 1988 Stock Option Plan and 1994 Stock Incentive Plan (collectively, the "Stock Option Plans") to attract and retain key executive personnel, directors and advisors, and to encourage their continued employment with and service to the Company. The Company did not grant any stock options during the fiscal year ended March 31, 1996.

    The following table sets forth information as of March 31, 1996 regarding
(i) the number of exercisable and unexercisable stock options held by each of the individuals named in the Summary Compensation Table above and (ii) the respective estimated current values of such stock options. No stock options were exercised by such individuals during the fiscal year ended March 31, 1996.

              AGGREGATED OPTION GRANTS AND FISCAL YEAR END OPTION VALUES

                             NUMBER
                             OF SHARES           VALUE OF
                             UNDERLYING          UNEXERCISED
                             UNEXERCISED         IN-THE-MONEY
                             OPTIONS             OPTIONS
                             AT FISCAL           AT FISCAL
                             YEAR-END(#)         YEAR-END($)(1)
                             -----------         --------------
                             EXERCISABLE/        EXERCISABLE/
NAME AND POSITION            UNEXERCISABLE       UNEXERCISABLE
- -----------------            -------------       -------------

Robert P. Scherer, Jr.         16,800 /-            $     -
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND A DIRECTOR

William J. Thompson            55,000/20,000        $     -
PRESIDENT AND A DIRECTOR

Robert W. Naismith, Ph.D.           -               $     -
FORMER VICE PRESIDENT

- ----------------------

(1) The dollar value is determined by subtracting the option exercise prices from the per share fair market value of the Company's Common Stock as of March 31, 1996 as reported on The Nasdaq National Market.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is composed of Stephen
A. Lukas, Sr. and Kenneth H. Robertson. Prior to July 1, 1995, all of the Company's executive officers other than William J. Thompson were compensated by Scherer Scientific, Ltd. and did not receive separate cash compensation from the Company. However, Scherer Scientific, Ltd. charged the Company annual fees for administrative, accounting, payroll and professional services and corporate facilities costs. As a result, during periods prior to July 1, 1995, the Compensation Committee's responsibilities with respect to executive compensation for all executive officers other than Mr. Thompson has been limited to compensation under the Stock Option Plans. Beginning July 1, 1995, the Company assumed direct responsibility for the compensation of its executive officers, other than Mr. Scherer, Jr. and Amy M. Murphy, Vice President of the Company, as determined by the Compensation Committee. Scherer Scientific, Ltd. continues to provide direct compensation to Mr. Scherer, Jr. and Ms. Murphy and the Company reimburses Scherer Scientific, Ltd. for a portion of their compensation. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies generally. The Committee approves the compensation of executive officers paid by the Company and, on an annual basis, determines their compensation. The Compensation Committee is also responsible for the granting and administration of stock options.

    The Compensation Committee has furnished the following report for fiscal
1996:

COMPENSATION PHILOSOPHY

    The objectives of the Company's executive compensation program are to provide a level of compensation which will attract, retain, and motivate executives capable of achieving long-term success for the Company's stockholders in terms of increasing Company and stockholder value.

EXECUTIVE OFFICER COMPENSATION

    There are three main components of the executive compensation program: (i) base salary; (ii) potential annual cash bonus; and (iii) periodic awards of stock options or other equity participation to encourage achievement over time and to align executive officer and stockholder interests. Executive officers are eligible for the same benefits, including group health, life, and disability insurance and participation in the Scherer Healthcare, Inc. 401(k) Retirement and Savings Plan, as are available generally to the Company's and its subsidiaries' non-union employees. Perquisites provided to executive officers are not material.

    ANNUAL SALARY. The Compensation Committee determines the salary of the executive officers, with the objective of assuring that salary levels are competitive. They are determined by considering duties and responsibilities of the officers and their impact upon the operations and the growth in value of the Company. The level of equity or potential equity participation in the Company is considered in establishing compensation levels.

    INCENTIVE COMPENSATION. Incentive compensation is provided on an annual basis. Bonus awards are determined by the Compensation Committee on a subjective basis, taking into account activities and accomplishments for the fiscal year.

    STOCK OPTION AWARDS. Stock options are granted to executive officers and to other employees on a periodic basis, with vesting over several years. Awards are made at a level which is considered to provide a meaningful incentive to the executive officers.

PRESIDENT'S COMPENSATION

    William J. Thompson, President and Chief Operating Officer, is the most senior executive officer compensated directly by the Company during fiscal 1996. The amount of Mr. Thompson's annual salary is established by the Compensation Committee using the criteria for executive officers discussed above. Mr. Thompson did not receive an increase in salary for fiscal 1996.

    Mr. Thompson's bonus is determined in the discretion of the Compensation Committee. The Committee considers the accomplishments of the operating units which report directly to Mr. Thompson in determining the bonus amount. It also considers the accomplishments of Marquest Medical Products, Inc., of which the Company owns a 51% percent interest and to which Mr. Thompson devotes a substantial amount of his effort. Mr. Thompson did not receive a bonus for fiscal 1996.

    Due to the amount of time Mr. Thompson dedicates to Marquest Medical Products, Inc., Marquest reimburses the Company for 66% of Mr. Thompson's salary benefits and other employment related expenses.

                            Compensation Committee
                             Stephen A. Lukas, Sr.
                             Kenneth H. Robertson


                             CERTAIN TRANSACTIONS

    INDEBTEDNESS TO RELATED PARTIES. Prior to fiscal 1996, Scherer Scientific, Ltd., Scherer Capital, L.L.C. and RPS Investments, Ltd. made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used for working capital and business and equipment acquisitions. RPS Investments, Inc., which beneficially owns approximately 52.5% of the outstanding Common Stock of the Company, is under common control with Scherer Scientific, Ltd., RPS Investments, Ltd. and Scherer Capital L.L.C. Robert P. Scherer, Jr., the Chairman of the Board and Chief Executive Officer of the Company, has a controlling interest in Scherer Scientific, Ltd., RPS Investments, Ltd. and Scherer Capital, L.L.C. and is the controlling stockholder and a director and executive officer of RPS Investments, Inc. and its affiliates. Additionally, Amy M. Murphy, who is an executive officer of the Company, serves as an executive officer of RPS Investments, Inc. and its affiliates.

    The Affiliate Loans are payable on demand and bear interest at prime rate plus .5%. At March 31, 1996 and 1995, approximately $2,286,000 and $7,601,000, respectively, in Affiliate Loans were payable by the Company and its subsidiaries. The Company, Scherer Scientific, Ltd., Scherer Capital L.L.C. and RPS Investments, Ltd. intend to restructure the Affiliate Loans to include fixed payment terms and uniform interest rates and provide for cross collateralization and guarantees.

    In December 1995, Scherer Capital, L.L.C. and Marquest signed a short-term promissory note enabling Marquest to borrow a maximum of $1,800,000, of which $1,100,000 was borrowed in December 1995. The note was secured by Marquest's inventory and accounts receivable and was due February 1996. Marquest repaid $400,000 of the borrowings in January 1996 and the balance of $700,000 was refinanced under a Loan and Security Agreement (the "Loan Agreement") signed by Marquest and Scherer Capital, L.L.C. on March 28, 1996. The Loan Agreement enables Marquest to borrow a maximum of $1,500,000 at an interest rate of 1.5% over prime, adjusted quarterly. Any amounts borrowed under the Loan Agreement are represented by Convertible

Notes due April 1, 2001 (the "Notes"). Pursuant to the Loan Agreement, which expires February 28, 2001, the Notes are convertible at the option of Scherer Capital, L.L.C. into shares of Marquest's Common Stock at a conversion price of $.70 per share. As of March 31, 1996, Marquest had borrowed $700,000 under the Loan Agreement and the Notes. Additionally, on March 29, 1996, Scherer Capital, L.L.C. purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000. Robert P. Scherer, Jr., the Chairman of the Board and Chief Executive Officer of the Company is also the Chairman of the Board and Chief Executive Officer of Marquest. Additionally, William J. Thompson, a director and the President and Chief Operating Officer of the Company, serves as a director and the President and Chief Operating Officer of Marquest.

    ADMINISTRATIVE SERVICES ARRANGEMENT. During the first quarter of fiscal 1996 and prior periods, Scherer Scientific, Ltd. provided to the Company and its subsidiaries administrative, accounting, management oversight and payroll services (collectively, the "Administrative Services") and facilities costs. Scherer Scientific, Ltd. charged the Company $150,000 for these services during the first quarter of fiscal 1996. Effective July 1, 1995, Scherer Scientific, Ltd. and the Company terminated the administrative services arrangement and approximately 14 employees of Scherer Scientific, Ltd. became employees of the
Company.   As a result, the Company currently provides its own administrative, accounting, management and payroll services. Further, Robert P. Scherer, Jr., the Chairman of the Board and Chief Executive Officer of the Company, continues to be compensated by Scherer Scientific, Ltd. and presently does not receive cash compensation from the Company for his services to the Company.


                         STOCKHOLDER RETURN PERFORMANCE GRAPH

    The Company's Common Stock is listed for trading on The Nasdaq National Market under the symbol "SCHR." The price information reflected for the Company's Common Stock in the following performance graph and accompanying table is based upon the closing sales prices of the Common Stock on the dates indicated assuming a $100.00 investment on March 31, 1991. The performance graph compares the Company's cumulative total stockholder return with the Nasdaq Stock Market Total Return Index and the Nasdaq Health Services Stock Index. The graph assumes that the value of the investment in each index was $100 on March 31, 1991. The stockholder return reflected below for the five year historical period may not be indicative of future performance.

                COMPARISON OF CUMULATIVE FIVE-YEAR STOCKHOLDER RETURN




                                       [GRAPH]




                                               MARCH 31
                           -------------------------------------------------
                           1991     1992     1993     1994     1995     1996
                           ----     ----     ----     ----     ----     ----

Scherer Healthcare         $100     $234     $188     $186     $ 45     $ 44
Nasdaq Stock Market (US)   $100     $127     $147     $158     $176     $239
Nasdaq Health Services     $100     $136     $133     $175     $202     $244

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of the Company's Common Stock and subsequent reports of changes in such ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended March 31, 1996, all filing requirements applicable to its directors, executive officers and owners of more than 10% of its Common Stock were complied with in a timely manner except that Amy M. Murphy, Vice President of the Company, filed a late Form 3.

                   STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

    Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 1997 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by the Company at its executive offices in Atlanta, Georgia, on or before March 25, 1997 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing and must set forth (i) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder submitting the proposal, (iii) the class and number of shares that are beneficially owned by such stockholder, (iv) the dates on which the stockholder acquired the shares, (v) documentary support for any claim of beneficial ownership, (vi) any material interest of the stockholder in the proposal, (vii) a statement in support of the proposal and (viii) any other information required by the rules and regulations of the Securities and Exchange Commission.


                OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

    The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Atlanta, Georgia
July 23, 1996

                      ------------------------------------

    The Company's 1996 Annual Report, which includes audited financial statements, has been mailed to stockholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

REVOCABLE PROXY                      COMMON STOCK
                               SCHERER HEALTHCARE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Amy M. Murphy and Gary W. Ruffcorn, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Scherer Healthcare, Inc. (the "Company") which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of the Company, to be held in the second floor Boardroom, Overlook II, 2839 Paces Ferry Road, Atlanta, Georgia, on Thursday, August 22, 1996, at 9:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED BELOW

1) Elect as directors the four nominees listed below to serve until the 1997 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

    / /  FOR ALL NOMINEES listed below           / /  WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below).     for all nominees listed below.

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

    Stephen A. Lukas, Sr., Kenneth H. Robertson, Robert P. Scherer, Jr. and William J. Thompson


    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

             (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

                           (CONTINUED FROM THE OTHER SIDE)

PROXY - SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted "FOR" each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary of the Company a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.



                                            Signature



                                            Signature, if shares held jointly


                                            Date:

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

         Do you plan to attend the Annual Meeting?     / /   YES    / /   NO